                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement of Industrial Data Systems Corporation filed on or about August 23, 2001.

                                        /s/ ARTHUR ANDERSEN LLP
                                        ----------------------------
                                        ARTHUR ANDERSEN LLP

Houston, Texas
August 23, 2001